UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): March 5, 2003

Port Financial Corp.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-29343 (Commission File Number)	04-1145480 (IRS Employer Identification No.)

1380 Soldiers Field Road Brighton, MA (Address of principal executive offices)	02135 (Zip Code)

Registrant's telephone number, including area code: (617) 779-8300

Not Applicable
(Former name or former address, if changed since last report)

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Items 1 through 4.    Not applicable.

Item 5.   Other Events and Required FD Disclosure

      Port Financial Corp. (the "Company"), the holding company for Cambridgeport Bank (the "Bank"), announced today that the Company will accrue a liability in the first quarter of 2003 of approximately $840,000, representing an estimate of the additional state tax liability, including interest (net of any federal and state tax deductions associated with such taxes and interest), relating to the deduction for dividends received from a real estate investment trust subsidiary (a "REIT") for the 2001 and 2002 fiscal years. The accrued liability is the result of new legislation signed yesterday by the Governor of Massachusetts that amends Massachusetts law to expressly disallow the deduction for dividends received from a REIT. This amendment applies retroactively to tax years ending on or after December 31, 1999. As a result of the enactment of this legislation, the Company has ceased recording the tax benefits associated with the dividend received deduction effective for the 2003 tax year and accrued the liability described above.

      The Company issued a press release relating to this matter on March 7, 2003, a copy of which is attached hereto as Exhibit 99.1.

      The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.   Not applicable.

Item 7.	Financial Statements and Exhibits
(a)	No financial statements are required to be filed with this report.
(b)	No pro forma financial information is required to be filed with this report.
(c)	Exhibits
The following Exhibit is filed as part of this report:
EXHIBIT NO.:
99.1 Press release dated March 7, 2003.

Items 8 through 9.   Not applicable.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORT FINANCIAL CORP.
By: /s/ James B. Keegan James B. Keegan Chairman and Chief Executive Officer

Date: March 7, 2003

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EXHIBIT INDEX
Exhibit	Description
99.1	Press release dated March 7, 2003.

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